EXHIBIT 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-271716, No. 333-87599 and No. 333-197614 on Form S-8 and No. 333-285384 on Form S-3 of Heritage Financial Corporation of our report dated February 27, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sacramento, California
February 27, 2026